Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Premier Insured Municipal Income Fund, Inc.
33-43779, 811-06457



The annual meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008, September 30, 2008 and additionally adjourned to October 28, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the
fundamental policy relating to
insured/uninsured bonds.


   For
                9,158,224
                    4,125
   Against
                   642,563
                       868
   Abstain
                   327,058
                       119
   Broker Non-Votes
                2,826,285
                       502
      Total
              12,954,130
                    5,614



To approve the new fundamental policy
relating to tax-exempt securities.


   For
                9,217,792
                    4,008
   Against
                   595,458
                       893
   Abstain
                   314,595
                       211
   Broker Non-Votes
                2,826,285
                       502
      Total
              12,954,130
                    5,614

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007565.